Exhibit 99.1

PMC COMMERCIAL TRUST ANNOUNCES
NAME CHANGE TO CIM COMMERCIAL TRUST CORPORATION, NEW TICKER SYMBOL & 1-FOR-5 REVERSE STOCK SPLIT

DALLAS—April 28, 2014—PMC Commercial Trust (NASDAQ:PMCT), a diversified real estate investment trust (REIT), announced today that the company will reincorporate from Texas to Maryland and change its name to “CIM Commercial Trust Corporation,” effective immediately.  In conjunction with the name change, CIM Commercial Trust will change its NASDAQ ticker symbol to “CMCT”, effective at the opening of trading on Tuesday, April 29, 2014.

“As a well-capitalized owner of top-tier real estate assets located in some of the best performing real estate markets in North America, today’s name change announcement to CIM Commercial Trust is another step in the company’s alignment with CIM Group’s institutional real estate and infrastructure platform,” said Richard S. Ressler, Chairman of the Board of CMCT and Co-Founder and Principal of CIM Group, the manager of CMCT. “CMCT has a strong balance sheet and the benefit of an experienced team of real estate and investment professionals focused on growing while improving the performance of its commercial property holdings.  We expect that as CMCT continues to grow its real estate holdings, in a manner consistent with its past investment program at CIM Urban REIT, CMCT will present an attractive opportunity for both institutional and individual investors to access CIM’s proven investment track record of providing superior risk-adjusted returns.”

CIM Commercial Trust also announced today that it will conduct a one-for-five reverse split of its common stock in which each holder of CIM Commercial Trust common stock will receive one share of common stock for every five shares owned as of April 29, 2014, the effective date of the reverse stock split.   No fractional shares will be issued in connection with the reverse stock split.  Shareholders who would otherwise hold a fractional share of common stock will receive a cash payment in lieu of fractional shares based on the closing price as of April 28, 2014.

Holders of shares of common stock held in book-entry form or through a bank, broker or other nominee do not need to take any action in connection with the reverse stock split, and will see the impact of the reverse stock split automatically reflected in their accounts. Beneficial holders may contact their bank, broker or nominee for more information.  For those shareholders who hold physical stock certificates, the Company’s transfer agent, American Stock Transfer & Trust Company, will send instructions.

ABOUT CIM COMMERCIAL TRUST CORPORATION

CIM Commercial Trust Corporation is a diversified real estate investment trust (REIT), investing principally in stabilized commercial real estate. The company’s stabilized real estate and real estate-related assets are located in high density, high barrier-to-entry urban markets in the U.S. such as New York City, the Washington, D.C. metro area, Los Angeles, and the San Francisco Bay Area. The manager of CIM Commercial Trust, CIM Group, is comprised of a seasoned team of real estate and investment professionals with extensive expertise including in-house research, acquisition, investment, development, finance, leasing, and asset management capabilities. In addition, CIM Commercial Trust will continue to deploy a portion of its capital to its real estate lending platform through its wholly owned subsidiary (d/b/a PMC Commercial Trust) that originates and services loans under the U.S. Small Business Administration 7(a) Guaranteed Loan Program as well as through other lending programs which allow PMC Commercial to achieve attractive risk adjusted returns on its loans.

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust Corporation on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in the definitive proxy statement / prospectus of PMC dated December 30, 2013 under the heading “Risk Factors”, the supplement to proxy statement/ prospectus of PMC dated January 31, 2014 under the heading “Update to Risk Factors” and other risks detailed in PMC’s filings with the SEC, including but not limited to PMC’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

Contacts:

Investor Relations:

Mary Jensen, 323 860-7482

Vice President - Investor Relations

mjensen@cimgroup.com

or

Media Relations:

Bill Mendel, 212 397-1030

bill@mendelcommunications.com